EXHIBIT 23.3

CONSENT OF PETROTECHNICAL SERVICES,
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, PetroTechnical Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of Chesapeake Energy Corporation to be filed on or about 28 June 2013, of all references to our firm and information from our reserves report dated 15 January 2013, entitled "Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2012", included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2012 filed on 1 March 2013.

PETROTECHNICAL SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
By:	/s/ CHARLES M. BOYER II, P.G.
Name:	Charles M. Boyer II, P.G.
Title:	Consulting Services Manager – NE Basin Advisor – Unconventional Reservoirs

Pittsburgh, Pennsylvania
28 June 2013